Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Carbon Natural Gas Company’s Registration Statement on Form S-8 (files No. 333-179184) of our report dated March 31, 2016 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

EKS&H LLLP

Denver, Colorado

March 31, 2017